EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lee Enterprises, Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-06435, No. 333-132768, and No. 333-237605) on Form S-8 and (No. 333-236356) on Form S-3 of Lee Enterprises, Incorporated and subsidiaries of our reports dated December 10, 2021, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 26, 2021 and September 27, 2020, and the related consolidated statements of income (loss) and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the 52-week period ended September 26, 2021, the 52-week period ended September 27, 2020 and the 52-week period ended September 39, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of September 26, 2021, which reports appear in the September 26, 2021 annual report on Form 10-K of Lee Enterprises, Incorporated.

/s/ KPMG LLP

Chicago, Illinois

December 10, 2021